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                                                                Exhibit (g)(7)



                     AMENDMENT TO AUTOMATIC YRT AGREEMENT
                                 ("AMENDMENT")

 Reference is made to the Automatic YRT Reinsurance Agreement, dated effective November 25, 2002 and identified as Treaty Number 3007 (herein the "Agreement"), by and between IDS Life Insurance Company and [name of reinsurance company] under which reinsurance is provided for policies issued on the "VUL-FV" and "LP Select" plans and related riders. The undersigned parties hereby agree that the Agreement shall be and is hereby amended as follows:

     1. The following sentence shall be added at the end of section D.1 of Exhibit D: "For juvenile policies up to attained age of twenty years old, standard non-smoker allowances shall be applied for purposes of determining reinsurance premiums."

     2. This revision shall be applied retrospectively to the effective date of the Agreement.

Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Agreement. Except as expressly amended above, all other terms of the Agreement, together with all exhibits and attachments thereto, remain in full force and effect. This Amendment is effective immediately upon execution by both of the undersigned parties. This Amendment is made in duplicate and executed below by authorized representatives of both parties.

IDS LIFE INSURANCE COMPANY                 [NAME OF REINSURANCE COMPANY]

By:     /s/ Timothy V. Bechtold            By:      [signature]
        ------------------------------              ---------------------------
        (signature)                                 (signature)
        Timothy V. Bechtold                         [name]
        (print or type name)                        (print or type name)
Title:  President                                   Title:  [title]
Date:   Dec. 30, 2005                               Date:   Dec. 21, 2005
Attest: /s/ Charles R. Casswell            Attest:  [signature]
        ------------------------------              ---------------------------
        (signature)                                 (signature)
 Title: Reinsurance Officer                Title:   [title]






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